Exhibit 99.1

BWX Technologies Announces Fourth Quarter and Full Year 2015 Results

  Full Year Adjusted EPS of $1.42 ($1.32 in 2014), Full Year GAAP EPS of $1.31
  Nuclear Energy Full Year Operating Profit Increased $25 Million Year-Over-Year
  Repurchased $70 Million of BWXT Stock in 2015, $52 Million in Fourth Quarter
  Announces 50% Increase to Dividend
  Increasing 2016 EPS Guidance Range to between $1.50 and $1.60

LYNCHBURG, Va.--(BUSINESS WIRE)--February 24, 2016--BWX Technologies, Inc. (NYSE: BWXT) (“BWXT” or the “Company”) today reported fourth quarter 2015 revenues of $363.9 million compared to $395.4 million in the fourth quarter of 2014. Adjusted (Non-GAAP) earnings per share (EPS) from continuing operations were $0.38 compared to $0.36 in the fourth quarter of 2014. GAAP EPS from continuing operations for the fourth quarter of 2015, which include a $0.38 per share impact of non-cash, mark-to-market adjustments for pension and other post-retirement benefits, impairment charges and a one-time tax charge, were $0.00 compared to a loss of $0.59 in the fourth quarter of 2014. Unless stated otherwise, the results of operations discussed in this release are on a continuing operations basis and exclude the results of operations from our former Power Generation business, which are included as part of discontinued operations in the attached financial statements.

Adjusted EPS for the full year 2015 increased 7.6% to $1.42 versus adjusted EPS of $1.32 in the prior year. GAAP EPS in 2015, which include a $0.11 per share impact related to mark-to-market adjustments, spin-related costs, other restructuring costs, impairment charges, one-time tax charges and proceeds from a legal judgment, increased to $1.31 compared to $0.36 in 2014.

“BWXT ended the year with strong adjusted EPS growth due to good performance from our Nuclear Operations business and improvements in our Nuclear Energy business,” said Mr. John A. Fees, Executive Chairman. “We delivered on all of our 2015 guidance and came in above our adjusted EPS guidance. Our Nuclear Operations business once again achieved excellent margins, reflecting realization of contract incentives for ongoing cost reductions. Furthermore, the Nuclear Energy business delivered a strong final quarter to cap off a year of impressive operating profit growth. We are thrilled with the progress we’ve made with our restructuring efforts in this segment and the growth in our equipment and services businesses. Lastly, we continued to increase return to shareholders by accelerating our share repurchases in the fourth quarter, purchasing $52 million of BWXT stock, and outperforming the market by more than 30% in the second half of 2015. I’m proud of our employees and the hard work they put in last year to seamlessly transition through the spin-off of our former Power Generation business and deliver on our 2015 goals.”

Fourth Quarter and Full Year 2015 Results of Operations

At the consolidated BWXT level, adjusted operating income for 2015 was $237.5 million, representing an 8.6% increase over 2014 adjusted operating income of $218.7 million. For the year, the operating income growth was attributable to margin improvement in the Nuclear Energy segment, reduced corporate costs and reduced spending on mPower development. Adjusted operating income for the fourth quarter of 2015 was $62.1 million, or a decrease of 11.9% compared to adjusted operating income of $70.5 million in the fourth quarter of 2014. The decline in adjusted operating income was driven by beneficial contract amendments in the Nuclear Operations segment in the fourth quarter of 2014. Consolidated GAAP operating income for the fourth quarter, which includes a $52.5 million loss related to non-cash, mark-to-market adjustments for pension and other post-retirement benefits, was $9.6 million, an increase of $91.3 million compared to a loss of $81.7 million in the same period of 2014. For 2015, GAAP operating income, which includes a $31.6 million net loss related to pension mark-to-market adjustments, spin costs, other restructuring costs and proceeds from a legal judgment, was $205.9 million compared to $25.1 million in 2014.

The Nuclear Operations segment revenues were $300.4 million in the fourth quarter of 2015 compared to $343.8 million in the same quarter in 2014, which included beneficial contract amendments realized in the fourth quarter of 2014. Nuclear Operations operating income decreased to $65.5 million in the fourth quarter of 2015 compared to $90.4 million in the prior year period primarily due to the beneficial contract amendments and timing of naval nuclear fuel activities. The same factors impacting the change in Nuclear Operations fourth quarter results impacted the change in the segment’s full year results.

The Technical Services segment revenues reached $22.4 million in the fourth quarter of 2015 compared to $14.1 million in the same quarter in 2014. Technical Services operating income increased $2.2 million to $2.6 million in the fourth quarter of 2015, primarily due to higher fees realized at one of our sites. For 2015, Technical Services operating income declined compared to 2014 due to the contracts for the Pantex Plant and Y-12 National Security Complex ending in 2014 as well as the termination of our work scope for the American Centrifuge Program.

Revenues from the Nuclear Energy segment were $41.7 million in the fourth quarter of 2015 compared to $40.5 million in the prior year period. For the fourth quarter and for the year, the exchange rate impact of the weakening Canadian dollar against the U.S. dollar was more than offset by revenue growth from the China steam generator project and increased services work. Nuclear Energy reported operating income of $1.6 million in the fourth quarter of 2015 compared to a loss of $18.6 million in the prior year period, which included a $16.1 million loss related to an adverse jury verdict in a lawsuit involving commercial nuclear contracts. The segment achieved fourth quarter operating income growth due to previously reported margin improvement initiatives and growth in the equipment business. For 2015, Nuclear Energy’s operating income increased $24.9 million to $1.7 million from a loss of $23.2 million in 2014 due to the increases in nuclear services and equipment operating income, the margin improvement initiatives and the impact of the adverse jury verdict reflected in 2014.

“BWXT is poised for another strong year as we carry the momentum we developed in the second half of the year into 2016,” said Mr. Fees. “We are committed to continue returning capital to our shareholders through share repurchases as well as our dividend, which we’ve increased this quarter. Additionally, we expect Nuclear Operations to complete the new pricing agreement negotiations for 2016 awards and out-year options in the first quarter of 2016, continuing the long-term stable performance of that segment. Our Nuclear Energy segment is on track to achieve its 10.0% operating profit margin target for 2016 as we continue to realize benefits from our margin improvement initiatives, execute on the healthy backlog in the business and win additional work. Lastly, the Technical Services segment remains focused on rebuilding for long-term growth, submitting several recent proposals with a strong pipeline of opportunities in the near-term.”

Liquidity and Debt

The Company generated consolidated cash flows from operations of $91.3 million in the fourth quarter of 2015 compared with $160.1 million, inclusive of cash flows of our former Power Generation business, in the fourth quarter of 2014. At the end of the fourth quarter, the Company’s cash and investments position, net of restricted cash, was $164.3 million.

As of December 31, 2015, outstanding balances under our credit facility included a $300 million term loan and letters of credit issued under the facility totaling $82.2 million, resulting in $317.8 million of availability under our credit facility, which excludes the additional $250 million accordion provision available to us for term loan, revolving credit borrowings and letter of credit commitments.

Share Repurchases

During the fourth quarter of 2015, the Company repurchased 1.7 million shares of its common stock at a total cost of $52 million. For 2015, the Company repurchased 2.4 million shares of its common stock at a total cost of $69.7 million. In October of 2015, our board approved a new $300 million repurchase authorization, which will begin on February 26, 2016 after the current authorization expires, and will continue for a two-year period.

Quarterly Dividend

On February 23, 2016, our Board of Directors declared a quarterly cash dividend of $0.09 per common share, a 50% increase. The dividend will be payable on March 24, 2016 to shareholders of record on March 7, 2016.

Full Year 2016 Outlook

Our 2016 guidance remains unchanged with the exception of our EPS guidance and a reduction in our planned mPower project spending to no more than $10 million per year. We are increasing our EPS guidance by $0.05 to be between $1.50 and $1.60 for the full year 2016. Included in our EPS increase is a pension expense reduction of approximately $5.0 million compared to previous guidance, which includes the impact of a change in the method of estimating pension expense.

Conference Call to Discuss Fourth Quarter 2015 Results

Date: Thursday, February 25, 2016, at 8:30 a.m. EST
Live Webcast: Investor Relations section of website at www.bwxt.com

Forward-Looking Statements

BWXT cautions that this release contains forward-looking statements, including, without limitation, management’s plans and expectations regarding our return of capital activities; new pricing agreements in our Nuclear Operations segment; our expectations for segment and overall operating performance, as well as outlook and guidance for 2016. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in Federal appropriations to government programs in which we participate; our ability to execute on contracts in backlog and obtain new contract awards; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT

BWX Technologies, Inc. is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has approximately 5,400 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.bwxt.com.

EXHIBIT 1

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Three Months Ended December 31, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$9.6	$52.5	$-	$-	$-	$-	$62.1
Other Income / (Expense)	(5.4)	0.0	-	2.9	-	-	(2.5)
Income Tax (Expense) / Benefit	(3.6)	(18.5)	-	(1.0)	4.2	-	(18.9)
Net Income (Loss)	0.6	34.0	-	1.9	4.2	-	40.7
Net (Income) Loss Attributable to Non-Controlling Interest	(0.2)	-	-	-	-	-	(0.2)
Net Income (Loss) Attributable to BWXT	$0.4	$34.0	$-	$1.9	$4.2	$-	$40.5

Diluted Shares Outstanding	107.4						107.4
Diluted Earnings per Common Share	$0.00	$0.32	$-	$0.02	$0.04	$-	$0.38

Tax Rate	86.2%		37.4%	38.0%			31.7%

	Three Months Ended December 31, 2014
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Litigation Charges	Non-GAAP

Operating Income	$(81.7)	$132.1	$4.1	$-	$-	$16.1	$70.5
Other Income / (Expense)	(7.7)	0.4	-	4.2	-	-	(3.0)
Income Tax (Expense) / Benefit	25.7	(49.9)	(1.4)	-	-	(4.3)	(29.8)
Net Income (Loss)	(63.6)	82.6	2.7	4.2	-	11.8	37.7
Net Loss Attributable to Non-Controlling Interest	0.4	-	-	-	-	-	0.4
Net Income (Loss) Attributable to BWXT	$(63.2)	$82.6	$2.7	$4.2	$-	$11.8	$38.1

Diluted Shares Outstanding (3)	106.6						106.6
Diluted Earnings per Common Share	$(0.59)	$0.77	$0.03	$0.04	$-	$0.11	$0.36

Tax Rate	28.8%		37.4%			38.0%	44.2%

(1) May not foot due to rounding.

(2) BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

(3) For the three months ended December 31, 2014, basic shares outstanding were used to calculate EPS since BWXT had a net loss for the quarter.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC. RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)

	Twelve Months Ended December 31, 2015
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$205.9	$54.7	$42.6	$-	$-	$(65.7)	$237.5
Other Income / (Expense)	15.1	0.0	-	2.9	-	(29.1)	(11.0)
Income Tax (Expense) / Benefit	(80.4)	(19.2)	(12.2)	(1.0)	7.7	31.6	(73.5)
Net Income (Loss)	140.6	35.4	30.4	1.9	7.7	(63.2)	152.9
Net Loss Attributable to Non-Controlling Interest	0.1	-	-	-	-	-	0.1
Net Income (Loss) Attributable to BWXT	$140.8	$35.4	$30.4	$1.9	$7.7	$(63.2)	$153.1

Diluted Shares Outstanding	107.6						107.6
Diluted Earnings per Common Share	$1.31	$0.33	$0.28	$0.02	$0.07	$(0.59)	$1.42

Tax Rate	36.4%		37.4%			38.0%	32.5%

	Twelve Months Ended December 31, 2014
	GAAP	Pension & OPEB MTM (Gain) / Loss	Spin / Other Restructuring	Impairment (Gains) / Charges	One Time Tax (Benefit) / Charges	Litigation Proceeds	Non-GAAP

Operating Income	$25.1	$141.1	$36.3	$-	$-	$16.1	$218.6
Other Income / (Expense)	7.0	0.4	-	(14.4)	-	-	(7.0)
Income Tax (Expense) / Benefit	(1.7)	(52.2)	(12.3)	-	(5.8)	(4.3)	(76.2)
Net Income (Loss)	30.4	89.2	24.1	(14.4)	(5.8)	11.8	135.4
Net Loss Attributable to Non-Controlling Interest	8.3	-	-	-	-	-	8.3
Net Income (Loss) Attributable to BWXT	$38.7	$89.2	$24.1	$(14.4)	$(5.8)	$11.8	$143.7

Diluted Shares Outstanding	108.8						108.8
Diluted Earnings per Common Share	$0.36	$0.82	$0.22	$(0.13)	$(0.05)	$0.11	$1.32

Tax Rate	5.3%		37.4%			38.0%	36.0%

(1) May not foot due to rounding.

(2) BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS

	December 31,
	2015	2014
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$154,729	$123,624
Restricted cash and cash equivalents	15,364	50,835
Investments	3,476	4,837
Accounts receivable – trade, net	153,326	165,144
Accounts receivable – other	22,444	6,094
Contracts in progress	265,770	290,622
Inventories	7,311	9,926
Deferred income taxes	-	38,320
Other current assets	24,874	32,127
Assets of discontinued operations – current	-	752,273

Total Current Assets	647,294	1,473,802

Property, Plant and Equipment	846,936	880,848
Less accumulated depreciation	578,092	573,048

Net Property, Plant and Equipment	268,844	307,800

Investments	6,070	7,606

Goodwill	168,434	169,914

Deferred Income Taxes	181,359	132,778

Investments in Unconsolidated Affiliates	32,088	31,256

Intangible Assets	58,328	60,227

Other Assets	19,722	50,133

Assets of Discontinued Operations – Non-Current	-	623,420

TOTAL	$1,382,139	$2,856,936

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2015	2014
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$15,000	$15,000
Accounts payable	74,130	88,985
Accrued employee benefits	67,603	85,433
Accrued liabilities – other	44,947	44,232
Advance billings on contracts	138,558	107,437
Accrued warranty expense	13,542	15,889
Income taxes payable	-	15,778
Liabilities of discontinued operations – current	-	446,882

Total Current Liabilities	353,780	819,636

Long-Term Debt	285,000	285,000

Accumulated Postretirement Benefit Obligation	20,418	29,956

Environmental Liabilities	60,239	56,259

Pension Liability	358,512	308,927

Other Liabilities	24,555	43,126

Liabilities of Discontinued Operations – Non-Current	-	299,831

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 122,813,135 and 121,604,332 shares at December
31, 2015 and
December 31, 2014, respectively	1,228	1,216
Preferred stock, par value $0.01 per share, authorized
75,000,000 shares;
No shares issued	-	-
Capital in excess of par value	22,732	775,393
Retained earnings	739,350	642,489
Treasury stock at cost 17,515,757 and 14,915,776 shares at
December 31, 2015 and December 31, 2014, respectively	(498,346)	(423,990)
Accumulated other comprehensive income	752	3,596
Stockholders’ Equity – BWX Technologies, Inc.	265,716	998,704
Noncontrolling interest	13,919	15,497
Total Stockholders’ Equity	279,635	1,014,201

TOTAL	$1,382,139	$2,856,936

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$363,938	$395,354	$1,415,529	$1,450,610

Costs and Expenses:
Cost of operations	299,751	400,054	1,027,437	1,153,034
Research and development costs	1,538	4,253	10,537	54,751
Losses (gains) on asset disposals and impairments, net	385	(46)	382	(671)
Selling, general and administrative expenses	55,025	71,749	207,761	230,377
Special charges for restructuring activities	-	3,849	16,608	20,908
Income related to litigation proceeds	-	-	(65,728)	-
Costs to spin-off the Power Generation business	-	161	25,987	161
Total Costs and Expenses	356,699	480,020	1,222,984	1,458,560

Equity in Income of Investees	2,368	2,974	13,396	33,075

Operating Income (Loss)	9,607	(81,692)	205,941	25,125

Other Income (Expense):
Interest income	69	(143)	30,331	233
Interest expense	(3,388)	(2,450)	(10,181)	(7,087)
Other – net	(2,078)	(5,062)	(5,026)	13,864
Total Other Income (Expense)	(5,397)	(7,655)	15,124	7,010

Income (loss) from continuing operations before provision for income taxes and noncontrolling interest	4,210	(89,374)	221,065	32,135

Provision for Income Taxes	3,627	(25,704)	80,416	1,691

Income (loss) from continuing operations before noncontrolling interest	583	(63,643)	140,649	30,444

Loss from discontinued operations, net of tax	(893)	(39,949)	(9,203)	(8,987)

Net Income (Loss)	$(310)	$(103,592)	$131,446	$21,457

Net (Income) Loss Attributable to Noncontrolling Interest	(205)	285	19	7,931

Net Income (Loss) Attributable to BWX Technologies, Inc.	$(515)	$(103,307)	$131,465	$29,388

Amounts Attributable to BWX Technologies, Inc.’s Common Shareholders:
Income (loss) from continuing operations, net of tax	$378	$(63,247)	$140,774	$38,740
Loss from discontinued operations, net of tax	(893)	(40,060)	(9,309)	(9,352)
Net Income (Loss) Attributable to BWX Technologies, Inc.	$(515)	$(103,307)	$131,465	$29,388
Earnings per Common Share:
Basic:
Income (loss) from continuing operations	$0.00	$(0.59)	$1.32	$0.36
Loss from discontinued operations	(0.01)	(0.38)	(0.09)	(0.09)
Net Income (Loss) Attributable to BWX Technologies, Inc.	$0.00	$(0.97)	$1.23	$0.27
Diluted:
Income (loss) from continuing operations	$0.00	$(0.59)	$1.31	$0.36
Loss from discontinued operations	(0.01)	(0.38)	(0.09)	(0.09)
Net Income (Loss) Attributable to BWX Technologies, Inc.	$0.00	$(0.97)	$1.22	$0.27

Shares used in the computation of earnings per share:
Basic	105,954,347	106,597,411	106,703,145	108,477,262
Diluted	107,427,889	106,597,411	107,583,022	108,761,092

BWX TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited) (In thousands)
Net Income	$131,446	$21,457
Non-cash items included in net income from continuing operations:
Depreciation and amortization	78,621	105,798
Income of investees, net of dividends	1,947	18,763
Losses on asset disposals and impairments	26,441	12,543
Impairment of investments	2,140	-
Gain on exchange of USEC investment	-	(18,647)
In-kind research and development costs	-	5,831
Provision for (benefit from) deferred taxes	(38,493)	(95,697)
Recognition of (gains) losses for pension and postretirement plans	54,105	244,136
Stock-based compensation and thrift plan expense	31,699	23,461
Excess tax benefits from stock-based compensation	(396)	(588)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	40,094	(50,080)
Accounts payable	(23,985)	(81,044)
Contracts in progress and advance billings on contracts	57,174	(98,400)
Inventories	3,053	5,044
Income taxes	(6,991)	(1,259)
Accrued and other current liabilities	(5,533)	18,557
Pension liability, accrued postretirement benefit obligation and employee benefits	(37,474)	(42,264)
Other, net	16,316	7,314
NET CASH PROVIDED BY OPERATING ACTIVITIES	330,164	74,925
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	3,595	(8,552)
Purchases of property, plant and equipment	(68,335)	(76,029)
Acquisition of businesses, net of cash acquired	-	(127,703)
Purchase of intangible assets	-	(722)
Purchases of securities	(13,466)	(23,622)
Sales and maturities of securities	6,456	40,725
Proceeds from asset disposals	63	997
Investment in equity and cost method investees	(200)	(4,900)
NET CASH USED IN INVESTING ACTIVITIES	(71,887)	(199,806)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	-	(4,539)
Payment of debt issuance costs	(4,893)	(5,473)
Borrowings under short-term arrangements	-	2,967
Borrowings under Credit Agreement	177,350	1,156,100
Repayments under Credit Agreement	(177,350)	(856,100)
Repurchase of common shares	(69,747)	(149,774)
Dividends paid to common shareholders	(34,479)	(43,469)
Exercise of stock options	7,319	4,604
Excess tax benefits from stock-based compensation	396	588
Cash divested in connection with spin-off of Power Generation business	(307,562)	-
Other	(464)	(305)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(409,430)	104,599
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(7,087)	(12,865)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS	(158,240)	(33,147)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	312,969	346,116
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$154,729	$312,969
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$6,647	$6,061
Income taxes (net of refunds)	$117,753	$74,734
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$6,741	$7,219

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
REVENUES:
Nuclear Operations	$300,403	$343,811	$1,179,896	$1,220,952
Technical Services	22,373	14,128	83,807	84,834
Nuclear Energy	41,682	40,485	155,032	154,721
Other	-	-	-	278
Adjustments and Eliminations	(520)	(3,070)	(3,206)	(10,175)

TOTAL	$363,938	$395,354	$1,415,529	$1,450,610

SEGMENT INCOME:
Nuclear Operations	$65,523	$90,433	$257,400	$270,536
Technical Services	2,614	385	18,089	35,203
Nuclear Energy	1,590	(18,584)	1,669	(23,211)
Other	(1,934)	(5,164)	(13,949)	(68,946)
SUBTOTAL	$67,793	$67,070	$263,209	$213,582
Unallocated Corporate	(5,693)	(12,680)	(25,747)	(26,249)
Income Related to Litigation Proceeds	-	-	65,728	-
Special Charges for Restructuring Activities	-	(3,849)	(16,608)	(20,908)
Cost to Spin-Off Power Generation Business	-	(161)	(25,987)	(161)
Mark to Market Adjustment	(52,493)	(132,072)	(54,654)	(141,139)
TOTAL	$9,607	$(81,692)	$205,941	$25,125

DEPRECIATION AND AMORTIZATION:
Nuclear Operations	$9,995	$33,487	$38,836	$54,524
Technical Services	4	2	15	3
Nuclear Energy	1,615	1,596	6,551	6,564
Other	-	262	550	974
Corporate	1,997	3,583	11,211	13,072

TOTAL	$13,611	$38,930	$57,163	$75,137

CAPITAL EXPENDITURES:
Nuclear Operations	$10,991	$10,567	$35,658	$34,777
Technical Services	-	66	-	66
Nuclear Energy	2,285	1,269	6,482	14,358
Other	-	-	-	1,983
Corporate	2,606	3,687	14,701	9,396

TOTAL	$15,882	$15,589	$56,841	$60,580

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
BACKLOG:
Nuclear Operations	$2,311,113	$2,778,043	$2,311,113	$2,778,043
Technical Services	3,842	2,691	3,842	2,691
Nuclear Energy	335,333	264,992	335,333	264,992

TOTAL	$2,650,288	$3,045,726	$2,650,288	$3,045,726

BOOKINGS:
Nuclear Operations	$160,118	$742,372	$710,878	$1,619,806
Technical Services	20,491	12,281	84,934	82,436
Nuclear Energy	34,039	29,706	228,984	268,569

TOTAL	$214,648	$784,359	$1,024,796	$1,970,811

CONTACT:
BWX Technologies, Inc.
Investor Contact:
Alan Nethery
Vice President, Investor Relations
980-365-4300
Investors@bwxt.com
or
Media Contact:
Jud Simmons, Communications Director
434-522-6462
hjsimmons@bwxt.com